Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [                    ], 2010 by and among Walker & Dunlop, Inc., a Maryland corporation (the “Company”), and the holders listed on Schedule I hereto (each an “Initial Holder” and collectively, the “Initial Holders”).

WHEREAS, the Company is engaging in various related transactions (the “IPO Transactions”) pursuant to which, among other things, the Company will effect an initial public offering of shares of its common stock, par value $0.01 per share (the “Common Shares”), the closing of which is occurring on the date hereof;

WHEREAS, in connection with the IPO Transactions, the Company is engaging in certain formation transactions (the “Formation Transactions”) pursuant to which, among other things, the Initial Holders are receiving Common Shares on the date hereof in exchange for their respective interests in the entities participating in the Formation Transactions (the “Private Placement Shares”), as set forth on Schedule I hereto; and

WHEREAS, the Company has agreed to grant to the Initial Holders (and their permitted assignees and transferees) the registration rights described in this Agreement (the “Registration Rights”).

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:

SECTION 1.        DEFINITIONS

The following capitalized terms used herein have the following meanings:

“Agreement” is defined in the preamble hereto.

“Blackout Period” is defined in Section 2.1(f) hereof.

“Business Day” any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

“Commission” means the Securities and Exchange Commission.

“Common Shares” is defined in the recitals hereto.

“Company” is defined in the preamble hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Formation Transactions” is defined in the recitals hereto.

“Holder” means to (a) any Initial Holder who is the record or beneficial owner of any Registrable Security or (b) any assignee or transferee of such Initial Holder, provided such assignee or transferee agrees in writing to be bound by the all the provisions hereof.

“Initial Holder” is defined in the preamble hereto.

“IPO Closing Date” means the closing date of the Company’s initial public offering.

“IPO Transactions” is defined in the recitals hereto.

“Maximum Threshold” is defined in Section 2.2(b) hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Piggy-Back Registration” is defined in Section 2.2(a) hereof.

“Private Placement Shares” is defined in the recitals hereto.

“Pro Rata Adjusted” is defined in Section 2.2(b)(x) hereof.

“Prospectus” means the prospectus or prospectuses included in any Shelf Registration Statement or other registration statement contemplated by Section 2.1(d) or Section 2.2(a), including any documents incorporated therein by reference.

“Registrable Securities” means the Private Placement Shares and any additional Common Shares issued with respect thereto by way of share dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, and any Common Shares or shares of common stock issuable upon conversion, exercise or exchange thereof.

“Registration Notice” is defined in Section 2.1(a) hereof.

“Registration Rights” is defined in the recitals hereto.

“Registration Statement” means a Shelf Registration Statement or other registration statement contemplated by Section 2.1(d) or Section 2.2(a), including any documents incorporated therein by reference.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” is defined in Section 2.1(a) hereof.

“Suspension Event” is defined in Section 2.3(a) hereof.

“Underwritten Offering” is defined in Section 2.1(d) hereof.

“Underwritten Offering Notice” is defined in Section 2.1(d) hereof.

SECTION 2.        REGISTRATION RIGHTS

2.1          Demand Registration Rights.

(a)           Demand Registration.  Subject to Sections 2.1(e) and 2.3 hereof, at any time after the date that is three hundred sixty five (365) days after the IPO Closing Date, each Holder may deliver to the Company a written notice (a “Registration Notice”) informing the Company of such Holder’s desire to have some or all of its Registrable Securities registered for resale and specifying the number of Registrable Securities to be registered by the Company.  Upon receipt of a Registration Notice from a Holder requesting registration of the lesser of (i) one million (1,000,000) Registrable Securities or (ii) all of such Holder’s Registrable Securities, if the Company has not already caused such Registrable Securities to be included as part of an existing shelf registration statement and related prospectus that the Company then has on file with, and which has been declared effective by, the Commission and which remains in effect and not subject to any stop order, injunction or other order or requirement of the Commission (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 2.1 with respect to such Registrable Securities), then the Company shall cause to be filed with the Commission as soon as reasonably practicable after receiving the Registration Notice, but in no event more than sixty (60) days following receipt of such notice, a new registration statement and related prospectus pursuant to Rule 415 under the Securities Act covering the resale of the Registrable Securities on a delayed or continuous basis (the “Shelf Registration Statement”), which complies as to form in all material respects with applicable Commission rules providing for the sale by such Holder or group of Holders of such Registrable Securities.  The Company agrees (subject to Section 2.3 hereof) to use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practicable.

Subject to Section 2.3 hereof, the Company agrees to use commercially reasonable efforts to keep any Shelf Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of (i) the date that is two (2) years after the date of effectiveness of such Shelf Registration Statement, (ii) the date on which all of the Registrable Securities covered by such Shelf Registration Statement are eligible for sale without registration pursuant to Rule 144 (or any successor provision) under the Securities Act without volume limitations or other restrictions on transfer thereunder, or (iii) the date on which the Holder or Holders consummate the sale of all of the Registrable Securities registered under such Shelf Registration Statement.

Notwithstanding the foregoing, the Company may at any time (including, without limitation, prior to or after receiving a Registration Notice from a Holder), in its sole discretion, include all additional Registrable Securities then outstanding or any portion thereof in any registration statement, including by virtue of adding such Registrable Securities as additional securities to an existing shelf registration statement pursuant to Rule 462(b) under the Securities Act (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 2.1(a) with respect to the Registrable Securities so included, so long as such registration statement remains effective and not the subject of any stop order, injunction or other order of the Commission).  The Company shall not, without the prior written consent of a Holder, include in any Shelf Registration Statement filed by the Company pursuant to this Section 2.1(a) with respect to such Holder’s Registrable Securities, (i) any Common Shares to be offered by the Company for its own account or (ii) any Common Shares owned by any Person that is not a Holder.

(b)           Notice to Holders.  Upon receipt of a valid Registration Notice at any time after the date that is three hundred sixty five (365) days after the IPO Closing Date, the Company shall give written notice of the proposed filing of the Shelf Registration Statement to all other Holders as soon as practicable, and each Holder who wishes to participate in such Shelf Registration Statement shall notify the Company in writing within ten (10) Business Days after the receipt by the Holder of the notice from the Company, and shall specify in such notice the number of Registrable Securities to be included in the Shelf Registration Statement.

(c)           Offers and Sales.  All offers and sales of Registrable Securities covered by a Shelf Registration Statement by the Holder thereof shall be completed within the period during which such Shelf Registration Statement remains effective and not the subject of any stop order, injunction or other order of the Commission.  Upon notice that such Shelf Registration Statement is no longer effective, no Holder will offer or sell the Registrable Securities covered by such Shelf Registration Statement.  If directed in writing by the Company, each Holder will return all undistributed copies of the related Prospectus in such Holder’s possession upon the expiration of such period.

(d)           Underwritten Registered Resales.  If a Holder or Holders submit a Registration Notice requesting registration of a number of Registrable Securities equal to at least ten percent (10%) of the Private Placement Shares originally issued in the Formation Transactions (an “Underwritten Offering Notice”), then such Holder(s) shall be entitled to effect the sale of such Registrable Securities through an underwritten public offering (an “Underwritten Offering”); provided, however, that the Company shall not be obligated to effect more than three Underwritten Offerings under this Section 2.1(d); and provided, further, that the Company shall not be obligated to effect, or take any action to effect, an Underwritten Offering (i) within one hundred eighty (180) days following the last date on which an Underwritten Offering was effected pursuant to this Section 2.1(d) or during any lock-up period required by the underwriters in any prior Underwritten Offering conducted by the Company on its own behalf or on behalf of selling stockholders, or (ii) during the period commencing with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of (provided the Company is actively employed in good faith commercially reasonable efforts to file such registration statement), and ending on a date ninety (90) days after the effective date of, a registration statement with respect to an offering by the Company with respect to which the Company gave notice pursuant to

Section 2.2(a).  Any request for an Underwritten Offering hereunder shall be made to the Company in accordance with the notice provisions of this Agreement.  Upon receipt of a valid Underwritten Offering Notice for an Underwritten Offering in accordance with the terms of this Section 2.1(d), the Company shall give written notice of the proposed Underwritten Offering to all other Holders as soon as practicable, and each Holder who wishes to participate in such Underwritten Offering shall notify the Company in writing within ten (10) Business Days after the receipt by the Holder of the notice from the Company, and shall specify in such notice the number of Registrable Securities to be included in the Underwritten Offering.  The Holders holding a majority of the Registrable Securities to be included in an Underwritten Offering shall be entitled to select the managing underwriters for any such Underwritten Offering, subject to the approval of the Company, such approval not to be unreasonably withheld.  The Company shall cooperate with the Holder(s) and such managing underwriters in connection with any such offering, including without limitation entering into such customary agreements (including underwriting and lock-up agreements in customary form) and taking all such other customary actions as the Holders or the managing underwriters of such Underwritten Offering reasonably request in order to expedite or facilitate the disposition of the Registrable Securities subject to such Underwritten Offering (including, without limitation, making members of senior management of the Company available to participate in “road show” and other customary marketing activities), making available customary financial and other records, pertinent corporate documents and properties of the Company for review by the underwriters and their counsel and causing to be delivered to the underwriters opinions of counsel to the Company and comfort letters from the Company’s accountants in customary form, covering such matters as are customarily covered in an underwritten public offering, as the managing underwriters may request and addressed to the underwriters.

(e)           Limitations on Registration Rights.  Each Holder and its permitted assignees collectively shall be entitled to five (5) exercises of the Registration Rights under Section 2.1(a); provided, however, that the Holders, collectively and as a group, shall not be permitted to exercise such Registration Rights more than once in any consecutive six month period and the Company shall not be obligated to effect any Shelf Registration Statement within six months after the effective date of a previous Shelf Registration Statement.  Notwithstanding the foregoing, if a Registration Statement has not been declared effective by the Commission within one hundred twenty (120) days after the original filing date or is suspended for more than ninety (90) days at any one time, the Holders shall be deemed not to have exercised their Registration Rights under Section 2.1(a).  Each Holder’s Registration Rights granted pursuant to this Section 2.1 shall expire upon the date on which all of such Holder’s Registrable Securities are eligible for sale without registration pursuant to Rule 144 (or any successor provision) under the Securities Act without volume limitations or other restrictions on transfer thereunder.  Except as set forth in Section 2.1(d), the Registration Rights granted pursuant to this Section 2.1 may not be exercised in connection with any underwritten public offering by the Company or by any Holder without the prior written consent of the Company.

(f)            Black-Out Period.  Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities (other than to donees or affiliates of such Holder who agree to be similarly bound) within seven (7) days prior to and for up to ninety (90) days, in the event of any subsequent offering, following the effective date of a registration statement of the Company filed under the Securities Act or the date of an underwriting agreement with respect to an underwritten public offering of the Company’s securities (the “Black-Out Period”); provided, however, that:

(i)            with respect to the Black-Out Period, such agreement shall not be applicable to the Registrable Securities to be sold on such Holder’s behalf to the public in an underwritten offering pursuant to such registration statement;

(ii)           all executive officers and directors of the Company then holding Common Shares shall enter into similar agreements;

(iii)          the Company shall use commercially reasonable efforts to obtain similar agreements from each 10% or greater shareholder of the Company; and

(iv)          such Holder shall be allowed any concession or proportionate release allowed to any officer, director or other 10% or greater shareholder of the Company that entered into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Registrable Securities subject to this Section 2.1(f) and to impose stop transfer instructions with respect to the Registrable Securities and such other Common Shares of any Holder (and the Common Shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

Section 2.2            Piggy-Back Registration Rights.

(a)           Piggy-Back Registration.  Subject to Section 2.3 hereof, if at any time after the date that is three hundred sixty five (365) days after the IPO Closing Date, the Company proposes to file a Registration Statement under the Securities Act with respect to an underwritten offering of Common Shares by the Company for its own account (other than (i) any Shelf Registration Statement filed in connection with a Registration Notice pursuant to Section 2.1(a) or (ii) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to the Company’s existing stockholders), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than ten (10) Business Days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request in writing within five (5) Business Days of receiving such notice (a “Piggy-Back Registration”).  The Company shall use its commercially reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein.  Participation in a Piggy-Back Registration as provided in this Section 2.2(a) shall not count as an exercise of the Registration Rights under Section 2.1(a).  All Holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration shall (i) enter into an underwriting agreement in reasonable and customary form with the underwriter(s) selected by the Company for such Piggy-Back Registration and (ii) complete and execute all questionnaires, powers-of-attorney, indemnities, opinions and other documents reasonably required under the terms of such underwriting agreement.

(b)           Reduction of Offering.  If the managing underwriter(s) for a Piggy-Back Registration advises the Company and the Holders of Registrable Securities that in their opinion the dollar amount or number of Common Shares or other securities that the Company desires to sell, taken together with Common Shares or other securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the Common Shares or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Threshold”), then the Company shall include if the registration is undertaken for the Company’s account: (i) first, the Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold; (ii) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (i), the Common Shares or other securities, if any, comprised of Registrable Securities as to which registration has been requested pursuant to the terms hereof pro rata in accordance with the number of Registrable Securities which such Holders have requested be included in such underwritten offering, regardless of the number of Registrable Securities or other securities held by each such Person (such proportion is referred to herein as “Pro Rata Adjusted”) that can be sold without exceeding the Maximum Threshold; and (iii) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such Persons and that can be sold without exceeding the Maximum Threshold.

(c)           Withdrawal.  Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement.  The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement without thereby incurring any liability to the Holders of Registrable Securities, provided that the Company promptly deliver written notice of such withdrawal to each Holder.  Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 4.

2.3          Suspension of Offering.

(a)           Notwithstanding Section 2.1 or Section 2.2 hereof, the Company shall be entitled to postpone the filing of a Registration Statement, and from time to time to require Holders not to sell under a Registration Statement or to suspend the effectiveness thereof, if (i) the Company determines in good faith that such registration and/or offering would materially and adversely affect any offering of securities of the Company, or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the Company’s reasonable determination, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance a “Suspension Event”); provided, however, that the Company may not delay, suspend or withdraw such Registration Statement for more than sixty (60) days at any one time, or more than twice in any twelve (12) month period.  Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, each Holder agrees that (x) it will immediately discontinue offers and sales of the Registrable Securities under such Registration Statement until the Holder receives copies of a supplemental or amended Prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (y) it will maintain the confidentiality of any information included in the written notice delivered by the Company unless otherwise required by law or subpoena.  If so directed by the Company, each Holder will deliver to the Company all copies of the Prospectus covering the Registrable Securities current at the time of receipt of such notice, other than permanent file copies then in the possession of such Holder’s counsel.

(b)           If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date taking into account any permissible extension, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to any Registration Statement or to require the Company take action with respect to the registration or sale of any Registrable Securities pursuant to any Registration Statement shall be suspended until the date on which the Company has filed such reports, and the Company shall notify the Holders in writing as promptly as practicable when such suspension is no longer required.

2.4          Qualification. The Company shall file such documents as necessary to register or qualify the Registrable Securities to be covered by a Registration Statement by the time such Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder may reasonably request in writing, and shall use commercially reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement or during the period offers or sales are being made by the Holders, whichever is shorter, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of such Registrable Securities in each such jurisdiction; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (iii) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject.

2.5          Additional Obligations of the Company. When the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2.1 of this Agreement, subject to Section 2.3 hereof, the Company shall:

(a)           prepare and file with the Commission such amendments and supplements as to the Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement, in each case for such time as is contemplated in Section 2.1;

(b)           furnish, without charge, to the Holders such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act as the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holders;

(c)           notify the Holders: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(d)           promptly use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if any such order suspending the effectiveness of a Registration Statement is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(e)           following receipt of a Registration Notice and thereafter until the sooner of completion, abandonment or termination of the offering or sale contemplated thereby and the expiration of the period during which the Company is required to maintain the effectiveness of the related Registration Statement, promptly notify the Holders: (i) of the existence of any fact of which the Company is aware or the happening of any event which has resulted in (A) the Registration Statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to any event described in either of the clauses (i) or (ii) of this Section 2.5(e), subject to Section 2.3 above, at the request of the Holders, the Company shall prepare and, to the extent the exemption from the prospectus delivery requirements in Rule 172 under the Securities Act is not available, furnish to the Holders a reasonable number of copies of a supplement or post-effective amendment to such Registration Statement or related Prospectus or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)            use commercially reasonable efforts to cause all such Registrable Securities to be listed on the national securities exchange on which the Common Shares are then listed, if the listing of Registrable Securities is then permitted under the rules of such national securities exchange; and

(g)           if requested by any Holder participating in the offering of Registrable Securities, incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Registration Statement, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Securities to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the Commission and is unreasonable in scope compared with the Company’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company.

2.6          Obligations of the Holder.  In connection with any Registration Statement utilized by the Company to satisfy the Registration Rights pursuant to this Section 2, each Holder agrees to cooperate with the Company in connection with the preparation of the Registration Statement, and each Holder agrees that it will (i) respond within ten (10) Business Days to any written request by the Company to provide or verify information regarding the Holder or the Holder’s Registrable Securities (including the proposed manner of sale) that may be required to be included in such Registration Statement and related Prospectus pursuant to the rules and regulations of the Commission, and (ii) provide in a timely manner information regarding the proposed distribution by the Holder of the Registrable Securities and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in the Registration Statement and related Prospectus.

SECTION 3.        INDEMNIFICATION; CONTRIBUTION

3.1          Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any of their partners, members, officers, directors, employees or representatives, as follows:

(i)            against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 3.1 does not apply to any Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (B) any Holder’s failure to deliver an amended or supplemental Prospectus furnished to such Holder by the Company, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred.

3.2          Indemnification by Holder. Each Holder (and each permitted assignee of such Holder, on a several basis) severally and not jointly agrees to indemnify and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed a Registration Statement), each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other Holder as follows:

(i)            against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities of such Holder were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of such Holder; and

(iii)          against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 3.2 shall only apply with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) any Holder’s failure to deliver an amended or supplemental Prospectus furnished to the Holder by the Company, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.  Notwithstanding the provisions of this Section 3.2, a Holder and any permitted assignee shall not be required to indemnify the Company, its officers, directors or control persons with respect to any amount in excess of the amount of the net proceeds actually received by such Holder or such permitted assignee, as the case may be, from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

3.3          Conduct of Indemnification Proceedings.  An indemnified party hereunder shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve the indemnifying party from any liability which it may have under the indemnity agreement provided in Sections 3.1 or 3.2 above, unless and only to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Sections 3.1 or 3.2 above.  If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the indemnified party unless such settlement, compromise or consent secures the unconditional release of the indemnified party of all liability at no cost or expense to the indemnified party; and provided further, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party (which consent will not be unreasonably withheld). If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

3.4          Contribution.

(a)           In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 3.1 and 3.2 above is for any reason held to be unenforceable by the indemnified party although applicable in accordance with its terms, the Company and the relevant Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holder, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(b)           The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.4, a Holder shall not be required to contribute any amount in excess of the amount of the net proceeds actually received by such Holder from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

(c)           Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.4, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Holder, and each director of the Company, each officer of the Company who signed a Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

SECTION 4.        EXPENSES

The Company shall pay all expenses incident to the performance by the Company of its registration obligations under Section 2 above, including (i) Commission, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “comfort” letters or any special audits incident to or required by any registration or qualification), and (v) the fees, charges and expenses of one firm of counsel for the selling Holders (which shall be selected by the Holder or Holders of a majority of the Registrable Securities being included in any particular registration statement).  Each Holder shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of such Holder’s counsel, accountants and other advisors (except as contemplated by the preceding sentence), and any transfer taxes relating to the sale or disposition of the Registrable Securities by such Holder pursuant to this Agreement.

SECTION 5.        RULE 144 COMPLIANCE

The Company covenants that it will use its best efforts to timely file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable the Holders to sell the Registrable Securities pursuant to Rule 144 under the Securities Act.  In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as such Holder may reasonably request at least five (5) Business Days prior to any sale of Registrable Securities hereunder.

SECTION 6.        MISCELLANEOUS

6.1          No Conflict of Rights.  The Company shall not, after the date hereof, grant any registration rights which conflict with or impair the rights granted to the Holders hereby.

6.2          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.  All counterparts shall constitute one and the same instrument.  Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement.  In addition, facsimile or ..pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

6.3          Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without regard to the choice of laws provisions thereof.

6.4          Amendment; Waiver.  Any amendment hereto shall be in writing and signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The waiver by any party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time.  Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

6.5          Entire Agreement.  This Agreement and schedules hereto constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be.

6.6          Assignment; Successors and Assigns.  This Agreement and the rights granted hereunder may not be assigned by a Holder without the written consent of the Company; provided, however, that a Holder may assign its rights and obligations hereunder, without such consent, in connection with a transfer of some or all of such Holder’s Registrable Securities (i) to the extent permitted under the Company’s Articles of Incorporation and (ii) provided such transferee agrees in writing to be bound by all of the provisions hereof and the Holder provides written notice to the Company within ten (10) Business Days of the effectiveness of such assignment.  This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns, including, without limitation, any successor of the Company by merger, acquisition, reorganization, recapitalization or otherwise.

6.7          Titles.  The titles and captions of the sections, subsections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

6.8          Third Party Beneficiary.  Except as may be expressly provided herein (including, without limitation, Section 3 hereof), no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, shareholder, partner, member, director, officer or employee of any party hereto or any other Person.  All provisions hereof shall be personal solely among the parties to this Agreement.

6.9          Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Company to effect such replacement; provided, however, that such replacement does not defeat the principal purpose of this Agreement.

6.10        Interpretation.  This Agreement shall be read and construed in the English language.  As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural.  References herein to a party or other Person include their respective successors and assigns.  The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears.  Unless the context otherwise requires, references herein to articles, sections, schedules, exhibits and attachments shall be deemed references to articles and sections of, and schedules, exhibits and attachments to, this Agreement.  Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular article, section or provision hereof.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.”  Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.  All references in this Agreement to “dollars” or “$” shall mean United States dollars.  With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

6.11        Notices.  All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing signed by or on behalf of the party making such notice, request, demand, waiver or communication and shall be deemed to be given (i) on the day delivered (or if that day is not a Business Day, or if delivered after the close of business on a Business Day, on the next day that is a Business Day) when delivered by personal delivery or overnight courier, (ii) on the third Business Day after mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon transmission when sent by facsimile transmission or email transmission (provided that such facsimile or email is followed by an original of such notice by mail or personal delivery as provided herein).  All notices hereunder shall be delivered to the parties at the addresses set forth opposite their signatures below, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 6.11 for the service of notices; provided, however, that notices of a change of address shall be effective only upon receipt thereof.

6.12        Equitable Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Maryland (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement; provided, however, that nothing in this Agreement shall be construed to permit any Holder to enforce the consummation of the Formation Transactions or the IPO Transactions.

[Signatures on following page]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first written above.

Address:	THE COMPANY:

7501 Wisconsin Avenue, Suite 1200	Walker & Dunlop, Inc., a Maryland corporation
Bethesda, Maryland 20814

By:
	Name:	William M. Walker
	Title:	Chairman, President and Chief Executive Officer

Address: See Schedule I for the	INITIAL HOLDERS:
addresses of the Initial Holders

Mallory Walker

Taylor Walker

William Walker

Howard Smith, III

Richard Warner

Donna Mighty

Michael Yavinsky

Edward B. Hermes

Deborah Wilson

Column Guaranteed LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement

Schedule I

Initial Holders	Common Shares

Mallory Walker

Taylor Walker

William Walker

Howard Smith, III

Richard Warner

Donna Mighty

Michael Yavinsky

Ted Hermes

Deborah Wilson

Column Guaranteed LLC